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Exhibit 24.1

POWER OF ATTORNEY

        I, the undersigned officer of the Registrant, hereby severally constitute and appoint Dr. Laura Ferro, President and Chief Executive Office, and Cary Grossman, Executive Vice-President and Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to (i) sign for me, in my name and in the capacities indicated below, this Amendment No. 1 to Registration Statement on Form F-1 filed with the SEC, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the Registrant's equity securities, and (ii) file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

/s/ SALVATORE CALABRESE Salvatore Calabrese	Vice-President, Finance and Secretary	April 6, 2005

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  Exhibit 24.1
POWER OF ATTORNEY